October 2, 2012

RESEARCH FRONTIERS INCORPORATED

AND

THE PURCHASERS NAMED HEREIN

____________________________________________________________

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

____________________________________________________________

October 2, 2012

October 2, 2012

RESEARCH FRONTIERS INCORPORATED
COMMON STOCK AND WARRANT PURCHASE AGREEMENT

       This Common Stock and Warrant Purchase Agreement (this “Agreement”) is made as of October 2, 2012 by and between Research Frontiers Incorporated, a Delaware corporation (the “Company”), and those purchasers listed on the attached Exhibit A, as such exhibit may be amended from time to time (each a “Purchaser”, and collectively, the “Purchasers”).

Recitals

       A. The Company has authorized the sale and issuance of up to 1,250,000 shares (the “Shares”) of the common stock of the Company, $0.0001 par value per share (the “Common Stock”), and warrants to purchase 250,000 shares of Common Stock in a private placement (the “Offering”).

       B. Pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act” or the “Act”) and Rule 506 promulgated thereunder, the Company desires to sell to the Purchasers listed on the attached Exhibit A, as such exhibit may be amended from time to time, and such Purchasers, severally and not jointly, desire to purchase from the Company that aggregate number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A, and warrants to purchase that aggregate number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A on the terms and subject to the conditions set forth in this Agreement.

Terms and Conditions

       Now, therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Purchase of the Securities.

       1.1 Agreement to Sell and Purchase. At the Closing (as hereinafter defined), the Company will issue and sell to each of the Purchasers, and each Purchaser will, severally and not jointly, purchase from the Company, the number of Shares and warrants to purchase Common Stock of the Company (the “Warrants” and together with the Shares, the “Securities”) set forth opposite such Purchaser’s name on Exhibit A for an aggregate purchase price set forth opposite such Purchaser’s name on Exhibit A (the “Purchase Price”). The Warrants shall be in the form set forth hereto as Exhibit B.

       1.2 Placement Agent Fee. The Purchasers acknowledge that the Company intends to pay to Craig-Hallum Capital Group LLC, in its capacity as the placement agent for the Offering (the “Placement Agent”), a fee in respect of the sale of Securities to any Purchaser. The Company shall indemnify and hold harmless the Purchasers from and against all fees, commissions, or other payments owing by the Company to the Placement Agent or any other persons from or acting on behalf of the Company hereunder.

       1.3 Closing; Closing Date. The completion of the sale and purchase of the Securities (the “Closing”) shall be held at 9:00 a.m. (Central Time) as soon as practicable following the satisfaction of the conditions set forth in Section 4 (the “Closing Date”), at the offices of the Company, 240 Crossways Park Drive, Woodbury, New York 11797-2033, or at such other time and place as the Company and Purchasers may agree.

       1.4 Delivery of the Shares. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a stock certificate or certificates and Warrant or Warrants, in such denominations and registered in such names as such Purchaser may designate by notice to the Company, representing the Securities, dated as of the Closing Date (each a “Certificate”), against payment of the purchase price therefor by cash in the form of wire transfer, unless other means of payment shall have been agreed upon by the Purchasers and the Company.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser:

       2.1 Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Warrants have been duly authorized and, on the Closing Date will be, duly executed and delivered by the Company, and, when issued and paid for in accordance with the terms hereof, will constitute valid, legal and binding obligations of the Company, enforceable in accordance with their terms, except as rights to indemnity thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated (which, in all cases hereunder, includes the issuance of the Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”)) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Company’s charter or by-laws or (iii) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (i) as would not result in a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”). Except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis, no consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

       2.2 No Violations or Defaults. Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or other organizational documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

       2.3 Organization, Good Standing and Qualification. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Company SEC Documents, is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect.

       2.4 Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Company SEC Documents as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Company SEC Documents. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

       2.5 SEC Filings. Each report, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC,” and the documents, the “Company SEC Documents”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto and were timely filed; (ii) the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; (iii) the consolidated financial statements contained therein were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iv) the consolidated balance sheets contained therein fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations cash flows and the changes in stockholders’ equity of the Company and its subsidiaries for the periods covered thereby. Except as set forth in the financial statements included in the Company SEC Documents, neither the Company nor its subsidiaries has any liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to June 30, 2012, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to June 30, 2012, are not, in the aggregate, material to the financial condition or operating results of the Company and its subsidiaries, taken as a whole.

       2.6 Capitalization. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Purchasers), and the holders thereof are not subject to personal liability by reason of being such holders; the Shares and the Warrant Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement or, if applicable, in accordance with the terms of the Warrants, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Shares and the Warrant Shares, conforms to the description thereof in the Company SEC Documents. The Warrant Shares have been duly reserved for issuance upon exercise of the Warrants. Except as otherwise stated in the Company SEC Documents, (i) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound and (ii) the offering or sale of the Securities as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Company SEC Documents, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock.

       2.7 Stock Options. Except as described in the Company SEC Documents, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Company SEC Documents accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (i) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (ii) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

       2.8 Subsidiaries. Other than the subsidiaries of the Company listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

       2.9 Offering. Assuming the accuracy of the representations of the Purchasers in Section 3.3 of this Agreement on the date hereof, on the Closing Date and solely as this Section 2.9 relates to the issue and sale of the Warrant Shares on the date(s) of exercise of the Warrants, the offer, issue and sale of the Securities and issuance of the Warrant Shares upon exercise of the Warrants (assuming no change in applicable law prior to the date the Warrant Shares are issued), are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and have been or will be registered or qualified (or are or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Purchasers or the issuance of the Warrant Shares upon exercise of the Warrants. Other than the Company SEC Documents, the Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Securities or Warrant Shares. The Company has not taken any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities or the issuance of the Warrant Shares upon exercise of the Warrants, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

       2.10 Litigation. Except as set forth in the Company SEC Documents, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority, or any arbitrator, which, individually or in the aggregate, might result in any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”), or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (i) to which the Company or any of its subsidiaries is subject or (ii) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that are required to be described in the Company SEC Documents by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations under the Exchange Act, the Act or by the rules and regulations under the Act and that have not been so described.

       2.11 No Brokers. Except for any fees payable to the Placement Agent, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.

       2.12 Compliance. The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

       2.13 No Material Changes. Except as disclosed in the Company SEC Documents, since June 30, 2012, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions (other than the consummation of the sale of Common Stock and warrants to purchase Common Stock on each of August 2, 2012 and August 31, 2012 (collectively, the “Offerings”)), or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the Offerings or the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short term or long term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than the Offerings), of the Company or any of its subsidiaries, or any Material Adverse Change or any development which could reasonably be expected to result in any Material Adverse Change.

       2.14 Intellectual Property. The Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted or as described in the Company SEC Documents to be conducted, except as such failure to own, possess, or acquire such rights would not result in a Material Adverse Effect. Furthermore, (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (ii) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (v) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company nor any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

       2.15 Exchange Compliance. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on the NASDAQ Capital Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market nor has the Company received any notification that the SEC or the NASDAQ Capital Market is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NASDAQ Capital Market for maintenance of inclusion of the Common Stock thereon. The Company has filed an application to include the Securities on the NASDAQ Capital Market.

       2.16 Form S-3 Eligibility. The Company is eligible to register the Shares and the Warrant Shares for resale by the Purchasers using Form S-3 promulgated under the Securities Act.

       2.17 Taxes. The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Company SEC Documents.

       2.18 Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

       2.19 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

       2.20 Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

       2.21 Internal Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Company SEC Documents, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company and its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

       2.22 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

       2.23 [Intentionally omitted]

       2.24 Anti-Bribery and Money Laundering Laws. Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the Offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, or anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

       2.25 Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC thereunder.

       2.26 Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Company SEC Documents.

       2.27 OFAC.

              (a) Neither the Company nor any of its subsidiaries, nor any or their directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

                            (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

                            (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, Libya, North Korea, Sudan and Syria).

              (b) Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

                     (i) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

                     (ii) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

              (c) For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

       2.28 ERISA and Employee Benefits. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary; (C) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (1) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (2) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

       2.29 Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

       2.30 [Intentionally omitted]

       2.31 Occupational Laws. The Company and each of its subsidiaries (i) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

       2.32 Environmental Laws. Except as disclosed in the Company SEC Documents, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

       2.33 Restrictions on Subsidiary Payments. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Company SEC Documents.

       2.34 No Manipulation; Disclosure of Information. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities. The Company confirms that, to its knowledge, with the exception of the proposed sale of Securities as contemplated herein (as to which the Company makes not representation), neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

       3.1 Legal Power. The Purchaser has the requisite authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

       3.2 Due Execution. This Agreement has been duly authorized, executed and delivered by the Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Purchaser, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

       3.3 Investment Representations. In connection with the sale and issuance of the Securities and Warrant Shares, the Purchaser, for itself and no other Purchaser, makes the following representations:

              (a) Investment for Own Account. The Purchaser is acquiring the Securities and the Warrant Shares for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.

              (b) Transfer Restrictions; Legends. The Purchaser understands that (i) the Securities and Warrant Shares have not been registered under the Securities Act; (ii) the Securities and Warrant Shares are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by the Purchasers in this Agreement, and that the Securities and Warrant Shares must be held by the Purchaser indefinitely, and that the Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) each certificate representing the Securities and Warrant Shares will be endorsed with the following legend until the earlier of (1) in the case of the Shares and Warrant Shares, such date as the Shares or Warrant Shares, as the case may be, have been registered for resale by the Purchaser or (2) the date the Shares, the Warrants or the Warrant Shares, as the case may be, are eligible for sale under Rule 144 under the Securities Act (“Rule 144”):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(iv) the Company will instruct any transfer agent not to register the transfer of the Securities or Warrant Shares (or any portion thereof) until the applicable date set forth in clause (iii) above unless the conditions specified in the foregoing legends are satisfied or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement, or other satisfactory assurances of such nature are given to the Company.

       The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer shall not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

       Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in this Section): (i) following a sale of such Securities pursuant to an effective registration statement (including the Registration Statement), or (ii) following a sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) while such Shares or Warrant Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). Following such time as restrictive legends are not required to be placed on certificates representing Shares or Warrant Shares, the Company will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Shares or Warrant Shares containing a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares or Warrant Shares that is free from all restrictive and other legends. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of a registration statement covering the Shares and Warrant Shares if required by the Company’s transfer agent to effect the removal of the legend hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Shares or Warrant Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company system.

       Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 3.2(b) is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

              (c) Financial Sophistication; Due Diligence. The Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. Such Purchaser has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties contained herein and the information contained in the Company SEC Documents. Further, the Purchaser has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, as the Purchaser considers necessary in order to form an investment decision.

              (d) Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.

              (e) Residency. The Purchaser is organized under the laws of the state set forth beneath such Purchaser’s name on the signature page attached hereto, and its principal place of operations is in the state set forth beneath such Purchaser’s name on the signature page attached hereto.

              (f) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. Prior to the time that the Purchaser was first contacted by the Company or the Placement Agent such Purchaser had a pre-existing and substantial relationship with the Company or the Placement Agent.

       3.4 No Investment, Tax or Legal Advice. Each Purchaser understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

       3.5 Additional Acknowledgement. Each Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person. Each Purchaser acknowledges that the Placement Agent has acted solely as placement agent for the Company in connection with the Offering of the Securities by the Company, that the information and data provided to the Purchaser in connection with the transaction contemplated hereby has not been subjected to independent verification by the Placement Agent, and that the Placement Agent has made no representation or warrant whatsoever with respect to the accuracy or completeness of such information, data or other related disclosure material. Each Purchaser acknowledges that it has not taken any actions that would deem the Purchasers to be members of a “group” for purposes of Section 13(d) of the Exchange Act.

       3.6 Limited Ownership. The purchase of the Securities issuable to each Purchaser at the Closing will not result in such Purchaser (individually or together with any other person or entity with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 14.999% of the outstanding shares of Common Stock or voting power of the Company on a post-transaction basis that assumes that the Closing shall have occurred. Such Purchaser does not presently intend to, along or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other persons or entities have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 14.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that the Closing shall have occurred.

4. Conditions to Closing.

       4.1 Conditions to Obligations of Purchasers at Closing. Each Purchaser’s obligation to purchase the Securities at the Closing is subject to the fulfillment to that Purchaser’s reasonable satisfaction, on or prior to the Closing, of all of the following conditions, any of which may be waived by the Purchaser:

              (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 2 shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date and the Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing and a certificate duly executed by an officer of the Company, to the effect of the foregoing, shall be delivered to the Purchasers.

              (b) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel to the Purchaser, and counsel to the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. The Company shall have delivered (or caused to have been delivered) to each Purchaser, the certificates required by this Agreement. The Warrant Shares shall have been duly authorized and reserved for issuance upon exercise of the Warrant.

              (c) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Securities and Warrant Shares shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Securities or Warrant Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Securities and Warrant Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

              (d) Execution of Agreements. The Company shall have executed this Agreement and have delivered this Agreement to the Purchasers.

              (e) Secretary’s Certificate. The Company shall have delivered to the Purchasers a certificate of the Secretary of the Company certifying as to the truth and accuracy of the resolutions of the board of directors and any committee thereof relating to the transaction contemplated hereby (a copy of which shall be included with such certificate).

              (f) Trading and Listing. Trading and listing of the Company’s common stock on the NASDAQ Capital Market shall not have been suspended by the SEC or the NASDAQ Capital Market.

              (g) Market Listing. The Company will comply with all of the requirements of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the NASDAQ Capital Market with respect to the issuance of the Securities and the Warrant Shares and will list the Shares and the Warrant Shares on the NASDAQ Capital Market no later than the earlier of (a) the effective date of the Registration Statement (as hereinafter defined) or (b) 120 days following the Closing Date.

              (h) Blue Sky. The Company shall have obtained all necessary “blue sky” law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities and issuance of the Warrant Shares upon exercise of the Warrant.

              (i) Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event which results in a Material Adverse Effect.

              (j) Opinion. The Company shall have delivered to Purchasers the opinion of the Joseph M. Harary, special transaction counsel to the Company, dated as of the Closing Date in substantially the form attached hereto as Exhibit C.

       4.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Securities at the Closing is subject to the fulfillment to the Company’s reasonable satisfaction, on or prior to the Closing of the following conditions, any of which may be waived by the Company:

              (a) Representations and Warranties True. The representations and warranties made by the Purchasers in Section 3 shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

              (b) Performance of Obligations. The Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing. The Purchasers shall have delivered the Purchase Price, by wire transfer, to the account designated by the Company for such purpose.

              (c) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Securities and Warrant Shares shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Securities or Warrant Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Securities and the Warrant Shares shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

              (d) Execution of Agreements. The Purchasers shall have executed this Agreement and delivered this Agreement to the Company.

5. Additional Covenants.

       5.1 Listing. So long as a Purchaser owns any of the Securities or Warrant Shares, the Company will use its reasonable efforts to maintain the automated quotation of its Common Stock, including the Shares and Warrant Shares, on the NASDAQ Capital Market or an alternative listing on the New York Stock Exchange or the NYSE MKT (formerly the American Stock Exchange) and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of FINRA and such exchanges, if applicable.

       5.2 Confidential Information. Each Purchaser covenants that it will maintain in confidence the receipt and content of any Suspension Notice (as defined herein) under Section 6.2 until such information (a) becomes generally publicly available other than through a violation of this provision by the Purchaser or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process); provided, however, that before making any disclosure in reliance on this Section 5.2(b), the Purchaser will give the Company at least 15 days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and the Purchaser will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to ensure that confidential treatment will be accorded any non-public information so furnished; provided, further, that notwithstanding each Purchaser’s agreement to keep such information confidential, each Purchaser makes no such acknowledgement that any such information is material, non-public information.

       5.3 Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

       5.4 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement or the Warrants to a number of shares or price per share shall be amended appropriately to account for such event.

6. Registration Rights.

       6.1 Registration Procedures and Expenses.

              (a) Following the Closing, the Company shall prepare and file with the SEC a registration statement on Form S-3 (or any successor to Form S-3) covering the resale of the Registrable Securities (as defined below) (the “S-3 Registration Statement”) no later than 30 days after the Closing. For purposes of this Agreement, the term “Registrable Securities” shall mean (i) the Warrants; (ii) the Shares and Warrant Shares; and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Shares or Warrant Shares. If the S-3 Registration Statement has not been filed with the SEC on or before the date that is 30 days after the Closing (the “Required Filing Date”), the Company shall, on the business day immediately following the Required Filing Date and each 30th day thereafter, make a payment to the Purchasers as partial liquidated damages for such delay (together, the “Late Registration Payments”) equal to 1% of the Purchase Price paid for the Securities then owned by the Purchasers until the earlier of (i) the date the S-3 Registration Statement is filed with the SEC or (ii) the date on which all Common Shares may be sold pursuant to Rule 144. Late Registration Payments will be prorated on a daily basis during each 30 day period and will be paid to the Purchasers by wire transfer or check within five business days after the earlier of (i) the end of each 30 day period following the Required Filing Date, (ii) the date of filing of the S-3 Registration Statement or (iii) the date on which all Common Shares may be sold pursuant to Rule 144. If the Company fails to pay any liquidated damages pursuant to this section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. “Business day” means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States. In the event that Form S-3 (or any successor form) is or becomes unavailable to register the resale of the Registrable Securities at any time prior to the expiration of the Purchasers’ registration rights pursuant to Section 6.4, the Company shall prepare and file with the SEC a registration statement on Form S-1 (or any successor to Form S-1), covering the resale of the Registrable Securities (the “S-1 Registration Statement” and collectively the S-3 Registration Statement, the “Registration Statement”) and cause the SEC to declare the S-1 Registration Statement effective as promptly as reasonably practicable.

              (b) The Company shall use its best efforts to:

                     (i) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus that forms a part thereof (the “Prospectus”) used in connection therewith as may be necessary or advisable to keep the Registration Statement current and effective for the Shares and Warrant Shares (collectively, “Common Shares”) held by a Purchaser for a period ending on the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which all Common Shares may be sold pursuant to Rule 144 under the Securities Act or any successor rule (“Rule 144”) or (iii) such time as all Common Shares have been sold pursuant to a registration statement or Rule 144. The Company shall notify each Purchaser promptly upon the Registration Statement and each post-effective amendment thereto, being declared effective by the SEC and advise each Purchaser that the form of Prospectus contained in the Registration Statement or post-effective amendment thereto, as the case may be, at the time of effectiveness meets the requirements of Section 10(a) of the Securities Act or that it intends to file a Prospectus pursuant to Rule 424(b) under the Securities Act that meets the requirements of Section 10(a) of the Securities Act;

                     (ii) furnish to the Purchaser with respect to the Common Shares registered under the Registration Statement such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) filed with the SEC in conformance with the requirements of the Securities Act and other such documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Common Shares by the Purchaser;

                     (iii) make any necessary blue sky filings;

                     (iv) pay the expenses incurred by the Company and the Purchasers in complying with Section 6, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding attorneys’ fees of any Purchaser and any and all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by the Purchasers);

                     (v) advise the Purchasers, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

                     (vi) with a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Common Shares to the public without registration, the Company covenants and agrees to use its commercially reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Common Shares qualify to be resold immediately pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Common Shares shall have been resold pursuant to Rule 144 (and may be further resold without restriction); (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Common Shares, (A) a written statement by the Company as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Common Shares without registration.

       The Company understands that the Purchasers disclaim being an underwriter, but acknowledges that a determination by the SEC that a Purchaser is deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

       6.2 Transfer of Shares After Registration; Suspension.

              (a) Except in the event that Section 6.2(b) applies, the Company shall: (i) if deemed necessary or advisable by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Common Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Purchasers copies of any documents filed pursuant to Section 6.2(a)(i); and (iii) upon request, inform each Purchaser who so requests that the Company has complied with its obligations in Section 6.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its commercially reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchaser pursuant to Section 6.2(b)(i) when the amendment has become effective).

              (b) Subject to Section 6.2(c), in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Purchasers (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchasers will refrain from selling any Common Shares pursuant to the Registration Statement (a “Suspension”) until the Purchasers are advised in writing by the Company that the current Prospectus may be used, and have received copies from the Company of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Purchasers. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Company and the Purchaser, the Company and the Purchasers shall be entitled to specific performance in the event that the other party fails to comply with the provisions of this Section 6.2(b).

              (c) Notwithstanding the foregoing paragraphs of this Section 6.2, the Company shall use its commercially reasonable best efforts to ensure that (i) a Suspension shall not exceed 30 days individually, (ii) Suspensions covering no more than 45 days, in the aggregate, shall occur during any twelve month period and (iii) each Suspension shall be separated by a period of at least 30 days from a prior Suspension (each Suspension that satisfies the foregoing criteria being referred to herein as a “Qualifying Suspension”). In the event that there occurs a Suspension (or part thereof) that does not constitute a Qualifying Suspension, the Company shall pay to the Purchaser, on the 30th day following the first day of such Suspension (or the first day of such part), and on each 30th day thereafter, an amount equal to 1% of the Purchase Price paid for the Securities purchased by the Purchaser and not previously sold by the Purchaser with such payments to be prorated on a daily basis during each 30 day period and will be paid to the Purchaser by wire transfer or check within five business days after the end of each 30 day period following.

              (d) If a Suspension is not then in effect, the Purchasers may sell Common Shares under the Registration Statement, provided that they comply with any applicable prospectus delivery requirements. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to a Purchaser and to any other parties reasonably requiring such Prospectuses.

              (e) The Company agrees that it shall, immediately prior to the Registration Statement being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time the Registration Statement is effective, the transfer agent may issue, in connection with the sale of the Common Shares, certificates representing such Common Shares without restrictive legend, provided the Common Shares are to be sold pursuant to the prospectus contained in the Registration Statement. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the Purchasers, that no further opinion of counsel is required at the time of transfer in order to issue such Common Shares without restrictive legend.

              The Company shall cause its transfer agent to issue a certificate without any restrictive legend to a purchaser of any Common Shares from the Purchasers, if no Suspension is in effect at the time of sale, and (a) the sale of such Common Shares is registered under the Registration Statement (including registration pursuant to Rule 415 under the Securities Act); (b) the holder has provided the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Shares may be made without registration under the Securities Act; or (c) such Common Shares are sold in compliance with Rule 144 under the Securities Act. In addition, the Company shall remove the restrictive legend from any Common Shares held by the Purchasers following the expiration of the holding period required by Rule 144 under the Securities Act (or any successor rule).

       6.3 Indemnification. For the purpose of this Section 6.3:

              (a) the term “Selling Stockholder” shall mean a Purchaser, its executive officers and directors and each person, if any, who controls that Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

              (b) the term “Registration Statement” shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 6.1; and

              (c) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder, under the Warrants or under the law in connection with the transactions contemplated by this Agreement or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein to make the statements therein not misleading. The Company will reimburse each Selling Stockholder for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained herein or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.

              (d) Each Purchaser severally (as to itself), and not jointly, agrees to indemnify and hold harmless the Company, its affiliates, director and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject under the Act or otherwise (including in settlement of any litigation, if such settlement is effective with the written consent of the Purchasers), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by or on behalf of that Purchaser specifically for use in preparation of the Registration Statement, and that Purchaser will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred. The obligation to indemnify shall be limited to the net amount of the proceeds received by the Purchaser from the sale of the Common Shares pursuant to the Registration Statement.

              (e) Promptly after receipt by an indemnified party under subjection (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate in, and, to the extent it shall wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Purchasers, it is advisable for the Purchasers to be represented by separate counsel, the Purchasers shall have the right to employ a single counsel (in addition to local counsel) to represent the Purchaser in respect of which indemnity may be sought by the Purchasers under subsection (c) of this Section 6.3, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Purchasers as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6.3 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6.3(e), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

              (f) If the indemnification provided for in this Section 6.3 is unavailable or insufficient to hold harmless an indemnified party under subsection (c) or (d) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the liable Purchaser on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the liable Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (f) were to be determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (f). Notwithstanding the provisions of this subsection (f), no Purchasers shall be required to contribute any amount in excess of the amount by which the net amount received by that Purchaser from the sale of the Common Shares to which such loss relates exceeds the amount of any damages which that Purchaser has otherwise been required to pay to the Company by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection to contribute are several in proportion to their sales of Common Shares to which such loss relates and not joint. The remedies provided for in this Section 6.3 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

       6.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 3 or this Section 6 upon the transferability of the Common Shares shall cease and terminate as to any particular number of the Common Shares when such Common Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Common Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act. The Company shall request an opinion of counsel promptly upon receipt of a request therefor from Purchaser.

       6.5 Information Available. So long as the Registration Statement is effective covering the resale of Common Shares owned by a Purchaser, the Company will furnish (or, to the extent such information is available electronically through the Company’s filings with the SEC, the Company will make available via the SEC’s EDGAR system or any successor thereto) to each Purchaser:

              (a) as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

              (b) upon the request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 6.5 as filed with the SEC and all other information that is made available to stockholders; and

              (c) upon the reasonable request of the Purchaser, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of a Purchaser, will meet with each Purchaser or a representative thereof at the Company’s headquarters during the Company’s normal business hours to discuss all information relevant for disclosure in the Registration Statement covering the Common Shares and will otherwise reasonably cooperate with the Purchasers conducting an investigation for the purpose of reducing or eliminating the Purchasers’ exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with a Purchaser until and unless that Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

       6.6 Public Statements; Limitation on Information. The Company agrees to disclose on a Current Report on Form 8-K the existence of the Offering and the material terms, thereof, including pricing, within one business day after it specifies the Closing Date in accordance with Section 1.3. Such Current Report on Form 8-K shall include a form of this Agreement (and all exhibits and schedules thereto) as an exhibit thereto. The Company will not issue any public statement, press release or any other public disclosure listing a Purchaser as one of the purchasers of the Common Shares without that Purchaser’s prior written consent, except as may be required by applicable law or rules of any exchange on which the Company’s securities are listed. The Company shall not provide, and shall cause each of its subsidiaries and the respective officers, directors, employees and agents of the Company and each of its subsidiaries not to provide, the Purchasers with any material nonpublic information regarding the Company or any subsidiary from and after the date the Company files, or is required by this Section to file, the Current Report on Form 8-K with the SEC without the prior express written consent of the Purchaser.

       6.7 Limits on Additional Issuances. The Company will not, for a period of six months following the Closing Date offer for sale or sell any securities unless, in the opinion of the Company’s counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable securities laws with respect to the Offering. Except for the Offerings, the issuance of stock options under the Company’s stock option plans, the issuance of common stock upon exercise of outstanding options and warrants, the issuance of common stock purchase warrants, and the offering contemplated hereby, the Company has not engaged in any offering of equity securities during the six months prior to the date of this Agreement. The foregoing provisions shall not prevent the Company from filing a “shelf” registration statement pursuant to Rule 415 under the Securities Act, but the foregoing provisions shall apply to any sale of securities thereunder.

       6.8 Form D and State Securities Filings. The Company will file with the SEC a Notice of Sale of Securities on Form D with respect to the Securities, as required under Regulation D under the Securities Act, no later than 15 days after the Closing Date. The Company will promptly and timely file all documents and pay all filing fees required by any states’ securities laws in connection with the sale of Securities.

       6.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned by a Purchaser to a party that acquires, other than pursuant to the Registration Statement or Rule 144, any of the Shares and Warrant Shares originally issued or issuable to such Purchaser pursuant to this Agreement and the Warrants (or any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any such Shares or Warrant Shares), or to any affiliate of a Purchaser that acquires any Registrable Securities. Any such permitted assignee shall have all the rights of such Purchaser under this Section 6 with respect to the Registrable Securities transferred.

       6.10 Selling Stockholder Questionnaire. Each Purchaser agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Exhibit D (a “Selling Holder Questionnaire”). The Company shall not be required to include the Registrable Securities of a Purchaser in a Registration Statement and shall not be required to pay any liquidated or other damages hereunder to any such Purchaser who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least three business days prior to the filing of the Registration Statement.

7. Miscellaneous.

       7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof, and the federal laws of the United States.

       7.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

       7.3 Entire Agreement. This Agreement and the exhibits hereto, and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

       7.4 Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       7.5 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and each Purchaser. Any amendment or waiver effected in accordance with this Section 7.5 shall be binding upon any holder of any Securities purchased under this Agreement (including securities into which such Securities have been converted), each future holder of all such securities, and the Company.

       7.6 Fees and Expenses. Except as otherwise set forth herein, the Company and the Purchasers shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby. Each party hereby agrees to indemnify and to hold harmless of and from any liability the other party for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying party or any of its employees or representatives are responsible.

       7.7 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the business day received, (ii) if delivered by nationally recognized overnight carrier, one business day after timely delivery to such carrier, (iii) if delivered by International Federal Express (or comparable service), two business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

if to the Company, to:

Research Frontiers Incorporated 240 Crossways Park Drive Woodbury, New York 11797-2033 Attention: Chief Executive Officer Facsimile: (516) 364-3798

if to the Purchaser, at its address on the signature page to this Agreement.

       7.8 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

       7.9 Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

       7.10 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[The Remainder of this Page is Blank]

October 2, 2012

       In witness whereof, the foregoing Common Stock and Warrant Purchase Agreement is hereby executed as of the date first above written.

Research Frontiers Incorporated

By:
Name:	Seth L. Van Voorhees
Title:	Chief Financial Officer

Signature Page to Purchase Agreement

October 2, 2012

       In witness whereof, the foregoing Common Stock and Warrant Purchase Agreement is hereby executed as of the date first above written.

Name of Investor

Investment Amount:	$5,612,500

Signature Page to Purchase Agreement

October 2, 2012

EXHIBIT A

SCHEDULE OF PURCHASERS

	Common	Aggregate	Warrant	Purchase Price
Purchaser	Shares	Purchase Price	Shares	Per Share
	1,250,000	$5,612,500	250,000	$4.49

EXHIBIT B

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THERE IS A REGISTRATION STATEMENT THEN IN EFFECT COVERING SUCH SECURITIES OR AN EFFECTIVE EXEMPTION FROM SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT UNDER THE CIRCUMSTANCES REGISTRATION IS NOT NECESSARY.

RESEARCH FRONTIERS INCORPORATED
COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES that, for value received, [Name of Investor], hereinafter called “Warrantholder”, is entitled to purchase from Research Frontiers Incorporated, a Delaware corporation (hereinafter called the “Company”), [Number of Shares] shares of common stock, par value $.0001 per share (hereinafter called the “Shares”) of the Company at a warrant exercise price of $6.73 per share (such price per share and the number of shares of common stock so purchasable being subject to adjustment as provided below) at any time on or before 4:30 p.m. New York time on [insert date that is 5 years and 6 months after closing date] (the “Expiration Date”), all in accordance with the terms hereof.

       1. Exercise of Warrants and Holding of Underlying Stock.

       1.1 The Warrants evidenced by this Warrant Certificate may be exercised at any time after [insert date that is 6 months after closing date] and prior to 4:30 p.m. New York time on the Expiration Date in whole at any time or in part from time to time during such period by the surrender of this Warrant Certificate, along with a Notice of Exercise in the form attached hereto duly executed and completed by Warrantholder, at the office of the Company, 240 Crossways Park Drive, Woodbury, New York 11797-2033 together with payment in full in lawful money of the United States, of the Warrant exercise price payable at the time of such exercise in respect of the Warrants being exercised. Such payment shall be made by wire transfer of immediately available funds to the account of Research Frontiers Incorporated at JPMorgan Chase Bank, 6040 Tarbell Road, Syracuse, New York 13206, Account Number: [Account Number], ABA Wire Code No.: 021 000 021, SWIFT CODE: CHASUS33, or to such other account or place, as the Company may specify. If less than all of the Warrants represented by this Warrant Certificate are being exercised, the Company will, upon such exercise, deliver to Warrantholder a new certificate (dated the date hereof) evidencing the Warrants not so exercised.

       1.2 Certificates representing Shares issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable state securities laws):

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THERE IS A REGISTRATION STATEMENT THEN IN EFFECT COVERING SUCH SHARES OR AN EFFECTIVE EXEMPTION FROM SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT UNDER THE CIRCUMSTANCES REGISTRATION IS NOT NECESSARY.

Provided, however, that if the issuance of the Shares pursuant to the exercise of this Warrant are subject to an effective registration statement pursuant to Section 5 of the Securities Act of 1933, as amended, certificates representing the Shares shall not bear any restrictive legend.

       1.3 Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock of the Company then beneficially owned by such Warrantholder and its affiliates and any other person or entity whose beneficial ownership of such common stock would be aggregated with the Warrantholder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), does not exceed 14.999% of the total number of issued and outstanding shares of common stock of the Company (including for such purpose the shares of common stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that such Warrantholder may receive in the event of a transaction contemplated by Section 2.1 of this Warrant. This restriction may not be waived.

EXHIBIT B

       2. Reclassification, Consolidation or Merger.

       2.1 In the event that the outstanding Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of Shares and the like, or dividends payable in Shares, an appropriate adjustment shall be made by the Board of Directors of the Company in the number of Shares and price per Share subject to this Warrant Certificate. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the Warrantholder shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of the vested Warrants evidenced by this Warrant Certificate the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of Shares so exercised.

       2.2 Any adjustment under this Paragraph 2 in the number of Shares subject to this Warrant Certificate shall apply proportionately to only the unexercised portion hereunder and shall not have any retroactive effect with respect to Warrants theretofore exercised. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

       2.3 No adjustment of the exercise price shall be made if the amount of such adjustment shall be less than $.01 per Share, but in such case any adjustment that would otherwise be required then to be made, shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to no less than $.01 per share.

       2.4 No fractional shares of common stock shall be issued upon the exercise of any Warrants evidenced hereby, but in lieu thereof the number of shares of common stock that are issuable upon any exercise shall be rounded up or down to the nearest whole share.

       2.5 When any adjustment is required to be made in the exercise price or number of Shares subject to this Warrant Certificate, initial or adjusted, the Company shall within sixty (60) days after the date when the circumstances giving rise to the adjustment occurred mail to the Warrantholder a statement describing in reasonable detail any method used in calculating such adjustment.

       3. Prior Notice as to Certain Events.

       The Company shall mail to Warrantholder not less than ten (10) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Capital Stock entitled to subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Capital Stock entitled to notice of and to vote at the meeting of stockholders at which any consolidation, merger, dissolution, liquidation, winding up or sale of the Company shall be considered and acted upon.

       4. Reservation and Issuance of Shares.

       4.1 The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant Certificate will be duly authorized, legally issued and when paid for in accordance with the terms hereof, fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof to the Warrantholder.

       4.2 The Company will reserve at all times such number of Shares as may be issuable pursuant to the exercise of Warrants evidenced by this Warrant Certificate.

EXHIBIT B

       5. Investment Representation.

       By accepting delivery of this Warrant Certificate and by exercising any Warrants evidenced hereby, the Warrantholder represents that the Warrantholder is acquiring the Warrants and the Shares issuable upon the exercise of the Warrants for investment and not for resale or distribution.

       6. Miscellaneous.

       6.1 The Warrantholder shall not be entitled to any rights whatsoever as a stockholder of the Company by virtue of its ownership of this Warrant Certificate.

       6.2 This Warrant Certificate is being executed and delivered in the State of New York, and this Warrant Certificate shall be interpreted under, and the Warrantholder and the Company subject to, the laws and jurisdiction of the state and federal courts of the State of New York, United States of America. The parties hereby consent to such jurisdiction.

       6.3 Subject to the provisions of Section 1.3 hereof, this Warrant Certificate may be exercised at any time after [insert date that is 6 months after closing] and prior to 4:30 p.m. New York time on the Expiration Date.

       6.4 By accepting delivery of this Warrant Certificate, the Warrantholder acknowledges that the Warrants granted hereunder shall be in full satisfaction of all obligations to issue Warrants to the Warrantholder pursuant to the Common Stock and Warrant Purchase Agreement dated October 2, 2012 between the Company and the purchasers party thereto.

       IN WITNESS WHEREOF, the Company and the Warrantholder have executed this Warrant Certificate this [    ] day of October, 2012 by each of their duly authorized officers.

RESEARCH FRONTIERS INCORPORATED

By:
Seth L. Van Voorhees, Chief Financial Officer

WARRANTHOLDER:

[Name of Investor]

By:

October 2, 2012

[Form of Notice of Exercise]

       The undersigned hereby irrevocably elects to exercise the warrants we currently hold to purchase ____________ shares of common stock, $0.0001 par value per share, of Research Frontiers Incorporated (the “Company”) at an exercise price of $6.73 per share. Attached to this notice is the original Warrant certificate evidencing the aforementioned warrants. We have delivered to the Company US$_______________ representing the aggregate exercise price for the warrants exercised hereunder. A certificate representing the shares issuable upon exercise should be issued in the undersigned’s name.

       The undersigned hereby represents and warrants to the Company that the representations and warranties and acknowledgments made by the undersigned in the Common Stock and Warrant Purchase Agreement dated October 2, 2012 between the Company and the purchasers party thereto are still true and correct as if made on the date of this Notice of Exercise, and that the undersigned has carefully read any reports or statements filed with the Securities and Exchange Commission regarding the Company after October 2, 2012, and that the Company has also made available to the undersigned all other documents and information that the undersigned has requested relating to an investment in the Company.

Dated: _______ ___, ______

[Name of Investor]

By:
Name:
Title:

EXHIBIT C

FORM OF OPINION OF COMPANY COUNSEL

[Capitalized terms shall have the meanings ascribed thereto in the Common Stock and Warrant Purchase Agreement]

       1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.

       2. The Company and each subsidiary has all necessary corporate power and authority to (i) execute and deliver, and to perform its obligations under the Agreement and (ii) conduct its business as it is currently conducted and described in the Company SEC Documents, and own, lease and license it properties and assets.

       3. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except where the failure to be so qualified and in good standing would not result in a Material Adverse Effect.

       4. The execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated thereby including the issuance of the Securities and the Warrant Shares, have been duly authorized by all necessary corporate action of the Company.

       5. The Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

       6. Except for filings, authorizations or approvals contemplated by the Agreement, no authorizations or approvals of, and no filings with, any governmental or administrative agency, regulatory authority, stock market or trading facility are necessary or required by the Company for the execution and delivery of the Agreement or the consummation of the transactions contemplated thereby.

       7. Neither the execution and delivery of the Agreement by the Company, nor the consummation or performance by the Company of any of the transactions contemplated by the Agreement (including the issuance of the Securities and the Warrant Shares) (i) contravene, conflict with or result in a violation of any provisions of the Company’s certificate of incorporation or bylaws; (ii) constitute a violation of any U.S. federal or state law, rule or regulation applicable to the Company; (iii) violate any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Company; or (iv) with or without notice and/or the passage of time, conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any agreement to which the Company is a party (including those described or included in the Company SEC Documents).

       8. The capital stock of the Company conforms as to legal matters to the description thereof contained in the Company’s Forms 8-A filed with the Commission on July 31, 1995 and February 24, 2003. The currently outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The form of certificates for the Shares and the Warrant Shares conforms to the requirements of the Delaware General Corporation Law.

       9. Except as provided or disclosed in the Agreement on in the Company SEC Documents, no person or entity is entitled to any preemptive, right of first refusal, contractual or similar rights with respect to the issuance of the Securities or the Warrant Shares.

       10. The Shares and the Warrant Shares have been duly authorized or reserved for issuance by all necessary corporate action on the part of the Company; and the Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Agreement and the Warrant Shares issuable upon exercise of the Warrants, when issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable.

       11. Assuming the accuracy of the representations and warranties of each of the Purchasers set forth in Section 3 of the Agreement, the offer, issuance and sale of the Shares at the Closing pursuant to the Agreement are, and the issuance of the Warrant Shares issuable upon exercise of the Warrants will be, exempt from the registration requirements of the Securities Act and the securities or “blue sky” laws of any state.

       12. There are no actions, suits, arbitrations, claims, proceedings or investigations pending or threatened against the Company or any of its subsidiaries or any of their respective operations, businesses, properties or assets by or before any court, arbitrator or government or regulatory commission, board, body, authority or agency that challenges the validity of any actions take or to be taken by the Company pursuant to the Purchase Agreement or the transaction contemplated thereby.

       13. Except as set forth in the Purchase Agreement, no holders of the Company’s securities have rights to the registration of shares of Common Stock or other securities of the Company because of the filing of the Registration Statement or the Offering, except as set forth in the Company SEC Documents.

EXHIBIT D

SELLING STOCKHOLDER QUESTIONNAIRE

RESEARCH FRONTIERS INCORPORATED

Questionnaire for Selling Stockholder

       This questionnaire is necessary to obtain information to be used by Research Frontiers Incorporated (the “Company”) to complete a Registration Statement (the “Registration Statement”) covering the resale of certain shares of Company Common Stock currently outstanding and/or of certain shares of Company Common Stock to be issued upon exercise of currently outstanding warrants to purchase Company Common Stock. Please complete and return this questionnaire to Research Frontiers Incorporated, Attention: General Counsel either by mail to 240 Crossways Park Drive, Woodbury, New York 11797-2033 or by fax to (516) 364-3798. Please return the questionnaire by [Day], [Month Day], 2012 or sooner, if possible.

       FAILURE TO RETURN THE QUESTIONNAIRE MAY RESULT IN THE EXCLUSION OF YOUR NAME AND SHARES FROM THE REGISTRATION STATEMENT.

       Please answer all questions. If the answer to any question is “None” or “Not Applicable,” please so state.

              If there is any question about which you have any doubt, please set forth the relevant facts in your answer.

1.	Please correct your name and/or address if not correct below

Name:

Address:

2.	Please state the total number of currently outstanding shares of Company Common Stock that you beneficially own* and the form of ownership and the date that you acquired such stock. Include shares registered in your name individually or jointly with others and shares held in the name of a bank, broker, nominee, depository or in “street name” for your account. (DO NOT list options and warrants. See Question #3).

3.	Please list any outstanding options and warrants to purchase Company Common Stock that you beneficially own*, including (i) the number of shares of Company Common Stock to be issued upon the exercise of such option or warrant, (ii) the date such option or warrant is exercisable, (iii) the expiration date and (iv) the exercise price per share of EACH such option and warrant.

Number of Shares
Covered by Option or
Warrant	Date Exercisable	Exercise Price	Expiration Date

4.	Please list the number of shares of Common Stock listed under Question #2 above that you wish to include in the Registration Statement.

____________________
* See Appendix A for definitions	Page D-2

5.	Please list the number of shares of Common Stock underlying warrants listed under Question #3 above that, upon exercise of such warrants, you wish to include in the Registration Statement.

6.	If you are a limited liability company or limited partnership, please name the managing member or general partner and each person controlling such managing member or general partner.

7.	If you are an entity, please identify the natural person(s) who exercise sole or shared voting power* and/or sole or shared investment power* with regard to the shares listed under Question #2 and Question #3.

8.	Please advise whether you are a registered broker-dealer or an affiliate* thereof. If you are an affiliate of a registered broker-dealer, please explain the nature of the affiliation and disclose whether you acquired the shares in the ordinary course of business and whether at the time of the acquisition you had any plans or proposals, directly or with any other person, to distribute the shares listed under Question #2 and Question #3.

9.	List below the nature of any position, office or other material relationship that you have, or have had within the past three years, with the Company or any of its predecessors or affiliates*.

____________________
* See Appendix A for definitions	Page D-3

10.	If you expressly wish to disclaim any beneficial ownership* of any shares listed under Question #2 for any reason in the Registration Statement, indicate below the shares and circumstances for disclaiming such beneficial ownership*.

11.	With respect to the shares that you wish to include in the Registration Statement, please list any party that has or may have secured a lien, security interest or any other claim relating to such shares, and please give a full description of such claims.

12.	Please review Appendix B “Plan of Distribution.” Please identify and describe any method of distribution, other than described in Appendix B, that you plan on using to sell your shares of the Company’s Common Stock. By signing below you agree to distribute your shares of the Company’s Common Stock as described in Appendix B and this Item 12 and to notify the Company of any plan to distribute the Company’s Common Stock that is not described in Appendix B or herein under Item 12.

       The undersigned, a Selling Stockholder of the Company, hereby furnishes the foregoing information for use by the Company in connection with the preparation of the Registration Statement. The undersigned will notify the Company, at the address specified above, in writing immediately of any changes in the foregoing answers that should be made as a result of any developments occurring prior to the time that all the shares of Common Stock of the Company are sold pursuant to the Registration Statement referred to above. Otherwise, the Company is to understand that the above information continues to be, to the best of the undersigned’s knowledge, information and belief, complete and correct.

Dated: ___________ __, 20___

By:
Name:
Its:

____________________
* See Appendix A for definitions	Page D-4